CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND ANY SHARES OF STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGI STERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND ANY SHARES OF STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER.

REGEN BIOPHARMA, INC

Issue Date: Principal Amount:

1.    Terms. For value received, the Regen BioPharma, Inc., a Nevada corporation (the "Company") hereby absolutely and unconditionally promises to pay to the order of _________________________(the "Lender") ON DEMAND AT ANY TIME AFTER June 16th, 2020 (the "Maturity Date"), the principal amount of one hundred fifty Thousand Dollars ($150,000) and interest on the whole amount of said principal sum outstanding and remaining from time to time unpaid (the "Note"), commencing from the date hereof and continuing until payment in full of this Note or conversion as hereinafter provided, at an. annual rate equal to ten percent (10%) simple interest. Interest shall be payable quarterly upon demand or upon conversion pursuant to Section 2 hereunder. Interest shall be computed cm the basis of the actual number of days elapsed divided by 365. Principal and interest shall be payable in lawful money of the United States of America, at the principal place of business of the Lender or at such other place as the Lender may have designated from time to time in writing to the Company.

2.    Conversion.

2.1 Conversion Right. The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion").

The Lender shall have the right to convert one hundred percent (100%) of the Principal Amount and any accrued interest commencing as of the date which is the earlier of:

(i)	One day subsequent to the execution of an agreement to a transaction whose completion would result in a "Change of Control" of the Company. For purposes of this Note, a Change of Control shall he defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.
(ii)	One day subsequent to the execution of an agreement to a transaction whose completion would result in a "Change of Control" of KCL Therapeutics, Inc. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.
(iii)	One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the
Company's	outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities ("Tender Offer").
(iv)	One day subsequent to the execution of an agreement that could result in a Transaction Event:

"Transaction Event" shall mean either of:

(a)    The sale by the Company or by KCL Therapeutics, Inc. of any or all of the Company's proprietary NR2F6 intellectual property to an unaffiliated third party

(b)    The granting of a license by the Company or by KCL Therapeutics, Inc. to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize any or all of the Company's proprietary NR2F6 intellectual property.

If the execution of the agreement resulting in a Transaction Event shall result in a closing of the Transaction Event prior to 30 days subsequent to the execution of the agreement, the right to convert under this subsection (iv) shall be 30 days prior to the closing of the Transaction Event, and the Company shall provide the Lender with a Notice of Right to Convert at least 30 days prior to the closing of the Transaction Event.

(v)       That date which is twenty four (24) months subsequent to the date of execution of this Note.

The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined- by dividing the principal amount of this Note to be converted (the "Conversion Amount") by the applicable Conversion Price as defined in this Section 2 then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Company by the Lender on such conversion date (the "Conversion Date").

2.2 Conversion Price, The "Conversion Price" shall be defined as the lower $0.025 per share, or, a 75% discount to the closing price of the Common Stock on the Over-the-Counter Bulletin Board on the trading day immediately prior to the date that a Notice of Conversion is submitted pursuant to Section 2.3. or, if the Over-the-Counter Bulletin Board is not the principal trading market for such security, the closing price of such security on the principal securities exchange or trading market where such security is listed or traded on the trading day immediately prior to the date that a Notice of Conversion is submitted pursuant to Section 2.3. or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. on the trading day immediately prior to the date that a Notice of Conversion is submitted pursuant to Section 2.3.

2.3 Method of Conversion. Subject to Section 2.1, this Note may be converted by the Lender by submitting to the Company a Notice of Conversion by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time. The Lender shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Lender and the Company shall maintain records showing the principal amount so converted and the dates of such conversions so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Lender may not transfer this Note unless the Lender first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Lender a new Note of like tenor, registered as the Lender (upon payment by the Lender of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.

Upon receipt by the Company from the Lender of a facsimile transmission, e-mail, or other reasonable means of communication of a Notice of Conversion meeting the requirements for conversion, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Lender certificates for the Common Stock issuable upon such conversion within ten (10) business days after such receipt. Upon receipt by the Company of a Notice of Conversion, the Lender shall be deemed to be the Lender of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion. All rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities as herein provided on such conversion. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Lender, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of Lender's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

2.4 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (I) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor as the term Accredited Investor is defined in Rule 501 of Regulation D, promulgated under the Act.

Subject to the removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE LENDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

The-legend set forth above shall be removed and the Company shall issue to the Lender a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Lender provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by under an effective registration statement filed under the Act or (iv) otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

2.5 Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time while this Note is outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

2.6 Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding subdivides outstanding shares of Common Stock into a larger number of shares then the Conversion price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event

3.    Payment.

WIRE INSTRUCTIONS:

4.         Prepayment. Notwithstanding anything to the contrary contained herein, the Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender; to prepay the outstanding Note in part or in full; including outstanding principal and accrued interest. Any notice of prepayment hereunder shall be delivered to the Lender at its registered addresses and shall state that the Company is exercising its right to prepay the Note and the date of prepayment, which shall be not more than ten (10) Trading Days from the date of the prepayment notice. Upon receipt of a prepayment notice, Lender shall have the right, but not the obligation, to accelerate the conversion period specified in Section 2.1 and convert that portion of the outstanding principal balance which is subject to prepayment to Common Shares as provided for in Section 2.

5.    Warrant Coverage. In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $0.025 per share. See Exhibit B (incorporated into this Note) for instructions on completing the Exercise of Warrants document.

6.    Events of Default.

6.1 The following shall constitute events of default (individually an "Event of Default"): default in the payment, when due or payable, of an obligation to pay interest or principal under this Note, which default is not cured by payment in full of the amount due within thirty (30) days from the date that the Lender receives notice of the occurrence of such default;

(a)  filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Company, which filing or proceeding, is not dismissed within ninety (90) days after the filing or commencement thereof; or

(b) failure of the Company to comply in any way with the terms, covenants or conditions contained in this Note.

6.2 If an Event of Default shall occur and be continuing, the Lender may, at its option, declare this Note to be immediately due and payable without further notice or demand, whereupon this Note shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Company.

7.    Transfer of Note. This Note may not be transferred or assigned other than a transfer or assignment to an Affiliate of the Lender. As used herein, the term "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Lender.

8.    Certain Waivers. The Company hereby expressly and irrevocably waives presentment, demand, protest, notice of protest and any other formalities of any kind.

9.    Amendment, Modification or Termination. This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Company and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

10. Governing Law. This Note and the obligations of the Company hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of California (excluding the laws and rules of law applicable to conflicts or choice of law).

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first above written.

REGEN BIOPHARMA INC

/s/ David R. Koos
David R. Koos, Chairman and CEO

4/20/2017

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $ __________________ principal amount and $______ accrued interest of the Note into that number of shares of Common Stock to be issued pursuant to the conversion of the Note as set forth below of REGEN BIOPHARMA, INC. according to the conditions of the convertible note of the Company dated as of June 16, 2020 as of the date written below.

Date of Conversion:

Applicable Conversion Price
(Attach Bloomberg price documentation)
Number of Shares of Common Stock to be Issued Pursuant to Conversion of Note:

Amount of Principal Balance Due Remaining Under the Note After This Conversion:

Checked box corresponds to applicable instructions:

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:
Account Number

[1 The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
Address:

Phone:

Name	Date
Title

EXHIBIT B

COMMON STOCK PURCHASE WARRANT
REGEN BIOPHARMA, INC.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED TN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, Lender is entitled, solely upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from the Company, shares of common stock of the Company (the "Warrant Shares"). The purchase price of one Warrant Share under this Warrant shall be equal to the $0.025 per Warrant Share ("Exercise Price").

1.	In the event that Company shall exercise Company's rights pursuant to Section 4 of the Note ("Prepayment Clause") , Lender shall be entitled , on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company("Prepayment Date") , to subscribe for and purchase from the Company up to that number of Warrant Shares at the Exercise Price per Share equivalent to that one tenth of that number of Common Shares that Lender would have been entitled to be issued had Lender exercised Lender's Conversion Right pursuant to Section 2.1 of the Note as of the Prepayment Date.
2.	In the event that, as of the Maturity Date, part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding, Lender shall be entitled , on or prior to the close of business on the three (3) month anniversary of the Maturity Date , to subscribe for and purchase from the Company up to that number of Warrant Shares at the Exercise Price per Share equivalent to that one tenth of that number of Common Shares that Lender would have been entitled to be issued had Lender exercised Lender's Conversion Right pursuant to Section 2.1 of the Note as of the Maturity Date.
3.	If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification
4.	Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, from and after the initial exercise date, and then at any time, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to Lender at the address of the Lender appearing on the books of the Company) of a duly executed facsimile or emailed copy of the Notice of Exercise form annexed hereto and delivery of the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer.
5.	Warrant Shares purchased hereunder will be delivered to Holder within 10 business days of Notice of Exercise.
6.	The Warrant Shares may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 6 and who is an Accredited Investor as the term Accredited Investor is defined in Rule 501 of Regulation D, promulgated under the Act. Subject to the removal provisions set forth below, until such time as the Warrant Shares have been registered- under the- Act or otherwise-may be sold pursuant to Rule-1-44 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Warrant Shares that have not been so included in an effective registration statement or that have not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

" NEITHER THE ISSUANCE- OR SALE OF THE SECURITIES REPRESENTED-BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE LENDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

The legend set forth above shall be removed and the Company shall issue to the Lender a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such securities may he made without registration under the Act and the shares are so sold or transferred, (ii) such Lender provides the Company or its transfer agent with reasonable assurances that the Warrant Shares can be sold pursuant to Rule 144 or (iii) such security is registered for sale by under an effective registration statement filed under the Act or (iv) otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular• date that can then be immediately sold.

7.	The Lender shall not be required to physically surrender this Warrant to the Company. If the Lender has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, this Warrant shall automatically be cancelled without the need to surrender the Warrant to the Company for cancellation.
8.	This Warrant may not be transferred or assigned other than a transfer or assignment to an Affiliate of the Lender. As used herein, the term "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Lender.
9.	FORM OF WARRANT NOTICE

NOTICE OF EXERCISE

TO: REGEN BIOPHARMA, INC.

The undersigned hereby elects to purchase_______ Warrant Shares of the Company pursuant to the terms of the Warrant issued in connection with that Convertible Note in the amount of by and between_________________________________ and the Company dated and maturing 2020 and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Please issue a certificate- or- certificates representing said Warrant Shares in the name of the undersigned. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE]

Name:___________________________________

Date:____________________________________

MILENNIUM TRUST COMPANY, LLC

SIGNING AUTHORITIES RESOLUTION

AS APPROVED AUGUST 10, 2016

The undersigned, being the Secretary or an Assistant Secretary of Millennium Trust Company, TLC, a. limited liability company organized and existing by virtue of the Laws of the State of Illinois (the “Company”), does hereby certify that the following is a true, correct and complete copy of the Resolutions duly adopted by the Board of Directors of the Company at a meeting held on August 10, 2016 (the "Resolutions") in accordance 'Pith the provisions of the Operating Agreement of the Company, and that said Resolutions have not been rescinded, revoked, amended or modified and remain in full force and effect as of the date hereof

RESOLVED, that the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary, Supervisor, Team Lead, Senior Account Manager, or Senior Account Administrator included on Appends A (the "Appendix") attached hereto (the "Authorized Signers") of the Company, be, and each hereby is, authorized to, on behalf of the Company in its capacity as a custodian: (a) make, execute and deliver any and all written instruments, documents, agreements or other writings in the name of and on behalf of the Company that are necessary, proper and advisable for the conduct of the business of the Company in the ordinary course of its business; and (b) transfer, assign, endorse, purchase sell, set over, exchange or deliver any and all bonds, stocks, mutual funds, debentures, notes, real estate, or any other securities or negotiable instruments of any description as necessary, proper and advisable for the conduct of the business of the Company in the ordinary course of its business and. (c) take such further- action and execute and deliver such further certifications, instruments and documents, in the name and on behalf of the Company, as are necessary, proper or advisable in order to fully carry out the intent and effectuate the purposes of the foregoing.

FURTHER RESOLVED, that the Secretary of the Company may update or revise the Appendix to include or remove any Authorized Signers, as is from time to lime as the Board consider as reasonable, necessary and proper and such updates will have the same validity and effect as the original Appendix included herein..

The undersigned further certifies that Appendix A hereto contains a true and correct list of the Authorized Spas described in the Resolutions as of the date hereof and a true and correct sample signature of each.

IN WITNESS WHEREOF, I have hereunto set my hand on this day of________ , 20__

MILLENNIUM TRUST COMPANY, LLC

By:__________________

Secretary or Assistant Secretary